UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2026
WEAVE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40998	26-3302902
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 W Powell Way Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (385) 331-4164
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WEAV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger
On August 18, 2026, Weave Communications, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Willow Parent, LLC, a Delaware limited liability company (“Parent”), and Willow Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for the acquisition of the Company by Parent by means of a merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Merger and the other transactions contemplated by the Merger Agreement are referred to below as the “Transactions.” Parent and Merger Sub are affiliates of Francisco Partners Management, L.P. (“Francisco Partners”).
Prior to the execution of the Merger Agreement, the Company’s Board of Directors (the “Company Board”) unanimously (i) approved the Merger Agreement and determined that the Merger Agreement and the Transactions are advisable and in the best interests of the Company and the Company’s stockholders; (ii) approved the execution, delivery and performance of the Merger Agreement by the Company and the consummation of the Transactions; and (iii) resolved to submit the Merger Agreement for adoption by the Company’s stockholders and to recommend that the Company’s stockholders adopt the Merger Agreement.
At the time the Merger becomes effective (the “Effective Time”), each share of the Company’s common stock, par value $0.00001 per share (“Shares”), issued and outstanding immediately prior to the Effective Time (other than dissenting shares, treasury shares, shares owned by a subsidiary of the Company, and shares owned by Parent or Merger Sub or any of their wholly owned subsidiaries), will be converted automatically into the right to receive $7.40 in cash, without interest (the “Merger Consideration”), subject to applicable tax withholding.
If the Transactions are consummated, the Shares will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as promptly as practicable after the Effective Time.
Pursuant to the Merger Agreement, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, the Company, Parent, Merger Sub or any other party:
(a)each Company stock option granted under the Company’s equity compensation plans (each, a “Company Option”) that is outstanding and vested under its terms as of immediately prior to the Effective Time (each, a “Vested Company Option”) and that is then unexercised will be automatically cancelled and converted into the right to receive, subject to applicable tax withholding, cash in amount, without interest, equal to the product of (i) the total number of Shares subject to such Vested Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the Merger Consideration over the applicable exercise price per Share applicable to such Vested Company Option. Notwithstanding anything to the contrary, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, the Company, Parent, Merger Sub or any other party, each Vested Company Option that is then outstanding and unexercised and that has an exercise price per Share that is equal to or greater than the Merger Consideration will be cancelled for no consideration;
(b)each Company Option that is outstanding and not vested under its terms as of immediately prior to the Effective Time (each, an “Unvested Company Option”) and that is then unexercised will be automatically cancelled and converted into and represent the opportunity to receive, subject to applicable tax withholding, an amount in cash, without interest, with respect to each Share underlying such Unvested Company Option, equal to the Merger Consideration less the exercise price per Share applicable to such Unvested Company Option. The payment of cash in exchange for Unvested Company Options held by a continuing employee will be subject to the same vesting arrangements that were applicable to such Unvested Company Options immediately prior to or at the Effective Time (including, without limitation, any applicable acceleration and continued employment provisions). Therefore, cash otherwise payable in exchange for the Unvested Company Options issued and outstanding immediately prior to the Effective Time will not automatically be payable by Parent or the Company at the Effective Time, and will instead become payable by the surviving corporation of the Merger on the date that such Unvested Company Options would have become vested under the vesting terms in place for such Unvested Company Options immediately prior to or at the Effective Time. Notwithstanding anything to the contrary, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, the Company, Parent, Merger Sub or any other party, each Unvested Company Option that is then outstanding and unexercised and that has an exercise price per Share that is equal to or greater than the Merger Consideration or is held by a person other than a continuing employee will, in each case, be automatically cancelled for no consideration;
(c)each Company restricted stock unit granted under the Company’s equity compensation plans (each, a “Company RSU”) that is outstanding and vested under its terms as of immediately prior to the Effective Time (each, a “Vested Company RSU”) and that is then outstanding and unsettled will be automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration, subject to applicable tax withholding; and
(d)each Company RSU that is outstanding and not vested under its terms as of immediately prior to the Effective Time (each, an “Unvested Company RSU”) and that is then outstanding will be automatically cancelled and converted into and represent the opportunity to receive, subject to applicable tax withholding, an amount in cash, without interest, with respect to each Share underlying such Unvested Company RSU, equal to the Merger Consideration. The payment of cash in exchange for Unvested Company RSUs held by a continuing employee will be subject to the same vesting arrangements that were applicable to such Unvested Company RSUs immediately prior to or at the Effective Time (including, without limitation, any applicable acceleration and continued employment provisions). Therefore, cash otherwise payable in exchange for the Unvested Company RSUs issued and outstanding immediately prior to the Effective Time will not automatically be payable by Parent or the Company at the Effective Time, and will instead become payable by the surviving corporation of the Merger on the date that such Unvested Company RSUs would have become vested under the vesting terms in place for such Unvested Company RSUs immediately prior to or at the Effective Time. Notwithstanding anything to the contrary, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, the Company, Parent, Merger Sub or any other party, each Unvested Company RSU that is then outstanding and that is held by a person other than a continuing employee will be automatically cancelled for no consideration.
Following the date of the Merger Agreement, except for the offering under the Company’s 2021 Employee Stock Purchase Plan (the “Company ESPP”) in effect as of the date of the Merger Agreement (the “Final Offering”), no offering under the Company ESPP will be authorized or commenced after the date of the Merger Agreement, no new participants will commence participation in the Company ESPP after the date of the Merger Agreement, and no participant in the Company ESPP will be permitted to increase his or her payroll contributions rate in effect as of the date of the Merger Agreement or make separate non-payroll contributions on or following the date of the Merger Agreement. In addition, the Company Board will, prior to the Effective Time, take such actions as are necessary in accordance with the terms of the Company ESPP to, subject to the consummation of the Merger, terminate the Company ESPP effective as of the Effective Time.
The Company’s stockholders will be asked to adopt the Merger Agreement at a special meeting of stockholders of the Company (the “Special Meeting”). Pursuant to the Merger Agreement, the Company will prepare and file with the Securities and Exchange Commission (“SEC”) a proxy statement in preliminary form relating to the Special Meeting within 30 calendar days after the date of the Merger Agreement. The Company will mail or otherwise provide, as permitted by the SEC or applicable law, the definitive proxy statement relating to the Special Meeting to its stockholders as promptly as reasonably practicable after the date on which the SEC confirms that it does not plan to review, or that it has no further comments on, such proxy statement.
Consummation of the Merger is subject to various closing conditions, including, among others, (1) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon (the “Company Stockholder Approval”); (2) the expiration of the waiting period under the Hart‑Scott‑Rodino Antitrust Improvements Act of 1976, as amended; and (3) the absence of any order, judgment, injunction, or determination of a governmental entity (a “Restraint”) or applicable law preventing or prohibiting the consummation of the Transactions. Each party’s obligation to consummate the Merger is also subject to certain additional conditions, including the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain qualifiers), the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects to the extent such covenants and agreements are required to be performed or complied with by such party prior to or at the closing, and the other party’s delivery of certain customary certificates. In addition, Parent’s obligation to consummate the Merger is subject to the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) having occurred with respect to the Company since the date of the Merger Agreement and the receipt by Parent of a payoff letter indicating the total amount required to be paid to satisfy all amounts outstanding under the Company’s existing credit facility. The Transactions are expected to close in the fourth quarter of 2026, subject to the closing conditions above.
The Merger Agreement contains customary representations and warranties made by each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, and also contains customary covenants and agreements, including, among others, agreements by the Company (1) during the period between the execution of the Merger Agreement and the Effective Time (such period, the “Pre-Closing Period”), to (x) use, and cause the Company’s subsidiaries to use, commercially reasonable efforts to conduct its business in the ordinary course in a manner consistent with past practice, and (y) preserve the Company’s and each of its Subsidiaries’ existing relations with employees, customers, vendors, suppliers, partners, licensors, licensees, governmental entities and other persons with whom the Company and its Subsidiaries have material business relations; (2) not to engage in certain kinds of transactions or other activities during the Pre-Closing Period; and (3) to convene and hold the Special Meeting for the purpose of obtaining the Company Stockholder Approval, as well as agreements by each of the parties to use their reasonable best efforts to make all necessary registrations and regulatory filings and obtain all required regulatory approvals.
The Company is subject to customary “no shop” restrictions on its ability to solicit, initiate or knowingly encourage or facilitate alternative acquisition proposals. However, at any time prior to receipt of the Company Stockholder Approval, the Company may provide information to and negotiate with third parties who submit an alternative acquisition proposal after the date of the Merger Agreement that the Company Board (or any authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes (or would reasonably be expected to lead to) a Company Superior Proposal (as defined in the Merger Agreement), provided that such alternative acquisition proposal did not result from a breach of the “no shop” restrictions and subject to certain requirements being met before such action. Further, subject to certain limitations, at any time prior to receipt of the Company Stockholder Approval, the Company Board may withdraw or change its recommendation to the Company’s stockholders to adopt the Merger Agreement in response to a Company Superior Proposal or an Intervening Event (as defined in the Merger Agreement), the Company may terminate the Merger Agreement in order to enter into a definitive agreement with respect to such Company Superior Proposal, provided that the Company has complied with the requirements set forth in the Merger Agreement, including giving Parent the prior opportunity to present revised terms that would cause such Company Superior Proposal to no longer constitute a Company Superior Proposal and, in the case of an Intervening Event, the Company Board (or any authorized committee thereof) determining in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.
The Company will be required to pay Parent a termination fee of $22.8 million if the Merger Agreement is terminated in connection with the withdrawals or changes in recommendation of the Company Board or in connection with other terminations of the Merger Agreement pursuant to the terms thereof. Upon termination of the Merger Agreement by the Company or Parent under other specified conditions, Parent will be required to pay the Company a termination fee of $39 million.
In addition, and subject to certain limitations, either party may terminate the Merger Agreement if (1) the Merger is not consummated on or before February 18, 2027 (the “Outside Date”), which date will be automatically extended until May 18, 2027, under certain circumstances as specified in the Merger Agreement; (2) any final and nonappealable Restraint is in effect preventing or prohibiting the consummation of the Merger; or (3) the Company Stockholder Approval has not been obtained after conclusion of the Special Meeting (including any adjournments and postponements thereof).

The Merger Agreement also provides that the Company, on one hand, and Parent or Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied. Subject to limited exceptions, Parent’s and Merger Sub’s aggregate liability for monetary damages for breaches of the Merger Agreement are capped at $39 million, and the Company’s liability for monetary damages for breaches of the Merger Agreement are capped at $22.8 million, in each case together with any applicable costs and expenses, including interest, incurred in connection with the enforcement and collection of such amounts in an amount not to exceed $6 million.
Concurrently with the execution of the Merger Agreement, certain investment funds affiliated with Francisco Partners (the “Sponsors”) delivered to the Company an equity commitment letter pursuant to which such investment funds committed to invest in Parent the cash amounts set forth therein for the purpose of funding up to the full amount of the aggregate Merger Consideration payable and all related fees and expenses, subject to the terms and conditions of such equity commitment letter. The Company is a third-party beneficiary of the equity commitment letter and is entitled to enforce the investment commitment, on the terms and subject to the conditions set forth therein. The Sponsors also provided a limited guarantee in favor of the Company with respect to the payment of the termination fee payable by Parent in the event such termination fee becomes payable, as well as certain reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and limited guarantee. In addition, to the extent Parent elects to pursue debt financing as contemplated by the Merger Agreement, the Company has agreed to use, and cause the Company’s subsidiaries to use, commercially reasonable efforts to provide customary assistance as reasonably requested by Parent in connection with the arrangement of the debt financing.
The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
The Merger Agreement and the foregoing description of its terms have been included in this filing to provide investors with information regarding its terms. Factual disclosures about the Company contained in the public filings the Company makes with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by the Company, Parent and Merger Sub were qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. The representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstances or otherwise, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to investors and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, the Company, Parent, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the definitive proxy statement that the Company will file in connection with the Special Meeting.
Support Agreements
In connection with the execution of the Merger Agreement, on August 18, 2026, Parent and the Company entered into support agreements (collectively, the “Support Agreements”) with the directors of the Company, solely in their capacity as stockholders of the Company, and certain funds affiliated with the directors. These stockholders represent in the aggregate approximately 14.5% percent of the Company’s outstanding voting power based on the number of Shares outstanding as of August 13, 2026. Under the Support Agreements, the stockholder parties thereto have agreed to vote their Shares (and to cause their respective affiliates to vote their Shares) in favor of the adoption of the Merger Agreement and certain other matters, subject to certain terms and conditions contained therein.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Support Agreements, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated August 18, 2026, by and among Weave Communications, Inc., Willow Parent, LLC and Willow Merger Sub, Inc.*
10.1	Form of Support Agreement, dated as of August 18, 2026, by and among Willow Parent, LLC, Weave Communications, Inc. and the stockholder(s) party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.
Cautionary Statement Regarding Forward-Looking Statements
Statements in this Current Report on Form 8-K (this “Form 8-K”) that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections regarding, among other things, the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Such statements are based on management’s expectations as of the date they are made and are not guarantees of future results. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as “anticipate,” “believe,” “continue,” “could,” “expect,” “may,” “should,” “intend,” “seek,” “estimate,” “plan,” “target,” “project,” “likely,” “will,” “future” or other similar words or phrases. These risks and uncertainties include, but are not limited to, factors such as: (i) the ability to obtain regulatory approval and meet other closing conditions to the proposed transaction, including obtaining approval of the Company’s stockholders, on the expected timeframe or at all; (ii) potential adverse reactions or changes to business relationships, operating results, financial results and the business generally resulting from the announcement, pendency or inability to complete the proposed transaction on the expected timeframe or at all; (iii) actual or threatened litigation relating to the proposed transaction or otherwise; (iv) the inability to retain key personnel, management or customers, or potential diminished productivity due to the impact of the proposed transaction on the Company’s current and prospective employees, key management, customers and other business partners; (v) risks related to diverting management’s attention from the Company’s ongoing business operations; (vi) unexpected delays, costs, charges, fees or expenses resulting from the proposed transaction or the assumption of undisclosed liabilities related thereto; (vii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the proposed transaction, including in circumstances requiring the Company to pay a termination fee; (viii) the risk that the price of the Company’s common stock may fluctuate during the pendency of the proposed transaction and may decline significantly if the proposed transaction is not completed; (ix) the risk that certain restrictions during the pendency of the proposed transaction may affect the Company’s ability to pursue certain business opportunities or strategic transactions; (x) actions by competitors; (xi) general adverse economic, political, social and security conditions in the regions in which the Company operates; and (xii) the other risks and uncertainties discussed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in other documents that the Company subsequently files from time to time with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this Form 8-K.

Additional Information and Where to Find It
This Form 8-K may be deemed to be solicitation material in respect of the proposed transaction between the Company and Parent. The Company expects to announce a special meeting of stockholders as soon as practicable to obtain stockholder approval of the transaction. In connection with the transaction, the Company intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. INVESTORS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR FURNISHED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed or furnished by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at investors.getweave.com or by sending a written request to the Company’s investor relations department at Investor Relations, Weave Communications, Inc., 1331 W Powell Way, Lehi, Utah 84043. This Form 8-K is not a substitute for the definitive proxy statement or any other document that may be filed or furnished by the Company with the SEC.
Participants in the Solicitation
The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the special meeting of stockholders. Information regarding the Company’s directors and executive officers is available in the Company’s definitive proxy statement filed with the SEC on April 28, 2026, in connection with its 2026 annual meeting of stockholders, under the sections titled “Proposal One: Election of Directors,” “Executive Compensation,” and “Security Ownership of Certain Beneficial Owners and Management.” To the extent the security holdings of the Company’s directors and executive officers have changed since the amounts described in such proxy statement, such changes have been reflected in Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, including the interests of the Company’s directors and executive officers, will be contained in the definitive proxy statement related to the proposed transaction and other relevant materials to be filed or furnished with the SEC when they become available.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEAVE COMMUNICATIONS, INC.

Date:	August 19, 2026

By:	/s/ Tyler Waltman

Name:	Tyler Waltman
Title:	General Counsel